UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )
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      ☐ Preliminary Proxy Statement
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         ☑    Definitive Proxy Statement
      ☐ Definitive Additional Materials
      ☐ Soliciting Material Pursuant to § 240.14a-12
BARRIER THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)
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April 28, 2006
Dear Stockholder:
     It is my pleasure to invite you to the 2006 Annual Meeting of Stockholders of Barrier Therapeutics, Inc. We will hold the meeting on Wednesday, June 21, 2006 at 11:00 a.m., local time, at the Doral Forrestal Conference Center located at 100 College Road East in Princeton, New Jersey 08540.
     During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows, update you on important developments in our business and respond to any questions that you may have about Barrier Therapeutics.
     Your vote is important. Whether or not you expect to attend the meeting, please vote your shares following the instructions on the proxy card; sign and return the proxy card in the enclosed envelope; or vote in person at the meeting.
     On behalf of your Board of Directors, thank you for your continued support and interest in Barrier Therapeutics. I look forward to seeing you at the meeting on June 21, 2006.

Very truly yours,

Geert Cauwenbergh, Ph.D.
Chairman of the Board
and Chief Executive Officer

BARRIER THERAPEUTICS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 21, 2006
TO THE STOCKHOLDERS OF BARRIER THERAPEUTICS, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of BARRIER THERAPEUTICS, INC., a Delaware corporation (the “Company”), will be held at the Doral Forrestal Conference Center located at 100 College Road East in Princeton, New Jersey 08540 on Wednesday, June 21, 2006 at 11:00 a.m. local time. At the meeting, the holders of the Company’s outstanding Common Stock will act upon the following matters:
1.	To elect three Class II directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
     All stockholders of record as of the close of business on April 24, 2006 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company’s corporate offices during the 10-day period immediately prior to the date of the Annual Meeting.

By Order of the Board of Directors,

ALBERT C. BRISTOW
Secretary
Princeton, New Jersey
April 28, 2006
EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

BARRIER THERAPEUTICS, INC.
600 COLLEGE ROAD EAST, SUITE 3200
PRINCETON, NEW JERSEY 08540

PROXY STATEMENT

INTRODUCTION
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barrier Therapeutics, Inc., referred to herein as the “Company”, “Barrier”, “we”, “us” and “our”, for use at the 2006 Annual Meeting of Stockholders, referred to herein as the “Annual Meeting”, to be held at the Doral Forrestal Conference Center located at 100 College Road East, in Princeton, New Jersey 08540 on Wednesday, June 21, 2006 at 11:00 a.m., local time, and any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy card are being distributed on or about April 28, 2006.
Matters for Consideration at the Annual Meeting
     At the Annual Meeting, our stockholders will be asked to consider and to vote upon the following:
     1. To elect three Class II directors. Our Board of Directors, or the Board, has nominated the following candidates: Carl W. Ehmann, M.D., Peter Ernster and Carol Raphael; and
     2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FOREGOING PROPOSALS.
GENERAL INFORMATION
Persons Making the Solicitation
     Execution and return of the enclosed proxy card are being solicited by and on behalf of the Board for the purposes set forth in the notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees, both in person and by mail, telephone, telefax and other methods of communication.
     Our Annual Review (10-K Wrap) and Form 10-K (Annual Report) for the fiscal year ended December 31, 2005, including consolidated financial statements and other information with respect to us and our subsidiaries, is being mailed to our stockholders with this Proxy Statement. Our Annual Report is not part of this Proxy Statement.

Voting Securities of the Company
     Only our stockholders of record at the close of business on April 24, 2006 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of April 24, 2006, we had outstanding 24,135,804 shares of our Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder’s name.
     The shares of Common Stock represented by each properly executed proxy card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such proxy card. The proxy card provides spaces for a stockholder to vote for the Board’s nominees, or to withhold authority to vote for either or both of such nominees, for election as directors. Directors are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by our amended and restated certificate of incorporation or our second amended and restated bylaws. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited from, and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.
     If a signed proxy card is returned and the stockholder has given no direction regarding a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board. Execution and return of the enclosed proxy card will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder that executes and returns a proxy card has the right to revoke it by giving notice of revocation to our Secretary at any time before the proxy is voted.
ELECTION OF DIRECTORS
     Our amended and restated certificate of incorporation provides for a Board consisting of nine members divided into three classes, with each class serving for a staggered three-year term. Our Board currently consists of nine directors and is classified with respect to terms of office into three classes. Our Class I directors are Charles F. Jacey, Jr., Edward L. Erickson and Nicholas J. Simon III. Our Class II directors are Carl W. Ehmann, M.D., Peter Ernster and Carol Raphael. Our Class III directors are Geert Cauwenbergh, Ph.D., Srinivas Akkaraju, M.D., Ph.D. and Robert E. Campbell.
     Each Class II director elected at the Annual Meeting will serve until the 2009 annual meeting of stockholders and until such director’s successor has been elected and qualified, except in the event of such director’s earlier death, resignation or removal. The term of office of the Class I directors will expire at the annual meeting of stockholders to be held in 2008 upon the election and qualification of their successors, and the term of office of the Class III directors will expire at the annual meeting of stockholders to be held in 2007 upon the election and qualification of their successors.

     Our Board has nominated Carl W. Ehmann, M.D., Peter Ernster and Carol Raphael for election as the Class II directors, all of whom currently are our directors. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of Carl W. Ehmann, M.D., Peter Ernster and Carol Raphael as the Class II directors. In the event that a nominee should become unable to accept nomination or election (a circumstance that the Board does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS II NOMINEE.
Vote Required for the Election of Directors
     The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director. For purposes of this vote, abstentions and broker non-votes will, in effect, not be counted. The Board recommends that stockholders vote FOR the election of each of the nominees named above.
     Set forth below is certain information with respect to each nominee for director and each other person currently serving as our director whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at our request. None of our directors are related to each other or any of our executive officers.

Name	Age	Position
Geert Cauwenbergh, Ph.D.	52	Chairman of the Board, Chief Executive Officer and Director
Robert E. Campbell (1)	72	Lead Director
Srinivas Akkaraju, M.D., Ph.D. (2)	38	Director
Carl W. Ehmann, M.D. (2)	63	Director
Edward L. Erickson (2)	59	Director
Peter Ernster (1)(3)	63	Director
Charles F. Jacey, Jr. (3)	70	Director
Carol Raphael (3)	64	Director
Nicholas J. Simon III (1)	52	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Corporate Governance and Nominating Committee.

(3)	Member of the Audit Committee.

Class II—Director Nominees for Term Continuing until 2009
     Carl W. Ehmann, M.D. has been our director since September 2004. Dr. Ehmann is a private pharmaceutical industrial consultant, and is a member of our Scientific Advisory Board. He previously worked at Hoffman-LaRoche, Inc., Bristol-Myers and Johnson & Johnson where he respectively served as Director of Clinical Research/Dermatology, Department of Medical Research at Hoffman-LaRoche, Inc.; Vice President, Pharmaceutical Research & Development/ Dermatology at Bristol-Myers; and, as Executive Vice President and Head of Global Research & Development for Consumer Products, Inc. at Johnson & Johnson. Dr. Ehmann serves as Chairman of the Board for the Medical University of South Carolina Foundation for Research Development. Dr. Ehmann received his M.D. and B.A. in Biology from the State University of New York at Buffalo and is a Fellow of the American Academy of Dermatology.
     Peter Ernster has been our director since September 2003. In December 2000, Mr. Ernster retired from Merck & Co., Inc. as Senior Vice President, Business Management of the U.S. Pharmaceutical Division, after a 27 year career in which he held a wide range of management positions in Merck’s domestic and international businesses. Prior to joining Merck in 1974 as European Counsel, Mr. Ernster practiced international commercial law for six years in New York City. Mr. Ernster has served as Chairman of the Board of Optio Research, Inc., a company that develops syndicated, predictive, therapeutic models for the pharmaceutical industry, since he co-founded it in July 2003. He also is Chairman of the Board for Sopherion Therapeutics, Inc., serves on the Business Advisory Boards of Medem, Inc. and Mediphase Venture Partners and is Vice Chairman of the Philadelphia Orchestra Association. Mr. Ernster completed his undergraduate studies at New York University, receiving a bachelor’s degree in Economics and European History. A graduate of Rutgers University School of Law, Mr. Ernster completed advanced studies at Columbia University’s Parker School of Foreign and Comparative Law.
     Carol Raphael has been our director since August 2005. Ms. Raphael currently serves as the President and Chief Executive Officer of the Visiting Nurse Service of New York, the largest nonprofit home health care organization in the U.S. Prior to joining the Visiting Nurse Service, Ms. Raphael was Director of Operations Management at Mount Sinai Medical Center in New York City. Before that, she worked at the New York City Human Resources Administration for 10 years, ending in the position of Executive Deputy Commissioner of the Income and Medical Assistance Administration. Ms. Raphael was a member of the Medicare Payment Advisory Commission (MedPAC), the commission that advises Congress on Medicare payment and policies from 1999 to 2005. She has served on several Robert Wood Johnson national advisory committees and currently chairs its Better Jobs, Better Care Initiative. Ms. Raphael also currently serves on the Boards of Excellus/Lifetime Healthcare Company, the American Foundation for the Blind and Pace University. She has an M.P.A. from Harvard University’s Kennedy School of Government and has completed its senior executive program.
Class I—Directors with Term Continuing until 2008
     Edward L. Erickson has been our director since January 2006. Mr. Erickson is the Chairman of the board of directors of Immunicon Corporation, a public medical products company, which position he has held since April 1998. Mr. Erickson served as Immunicon’s Chief Executive Officer from March 1999 to December 31, 2005 and as its President from January 2000 to April 2005. From 1993 to 1998, Mr. Erickson served as President, Chief Executive Officer and as a director of DepoTech Corporation, at that time a publicly-traded pharmaceutical company in the drug delivery field. From 1991 to 1993, he served as President, Chief Executive Officer and as a director of Cholestech Corporation, a publicly-traded diagnostics company in the field of point-of-care testing and screening. Earlier in his career, Mr.

Erickson held general and executive management positions with The Ares-Serono Group, now Serono, a publicly-traded biotechnology company headquartered in Switzerland and Amersham International plc, a British medical and research products company now a unit of General Electric. Mr. Erickson holds a B.S. in Mathematics with a minor in Physics and an M.S. in Mathematics from the Illinois Institute of Technology, and an M.B.A. with high distinction from Harvard University.
     Charles F. Jacey, Jr. has been our director since September 2004. Mr. Jacey is a retired Senior Partner of Coopers & Lybrand, L.L.P. where he was with the firm for 40 years. Mr. Jacey previously served as National Vice Chairman at Coopers & Lybrand, L.L.P. for over 10 years during which time he had responsibility for various United States geographic regions and several staff organizations. He was also in charge of International Operations for five years. He was elected to the firm’s Executive Committee five times serving three Chairmen over 15 years. While at Coopers & Lybrand, Mr. Jacey provided professional services to major multinational companies. Mr. Jacey received his B.B.A. from Pace University and is a Certified Public Accountant. Mr. Jacey currently serves on the Board of Directors for The Greater New York Insurance Company, The Cancer Institute of New Jersey and the Police Athletic League of New York and is also a member of the Board of Trustees for Pace University.
     Nicholas J. Simon III has been our director since December 2003. Mr. Simon has been a general partner at MPM BioVentures III since October 2001. He is co-founder and managing director of Clarus Ventures, LLC, a venture capital firm focused on investments in the life sciences industry. Prior to joining MPM BioVentures III, from April 2000 to July 2001, Mr. Simon was Chief Executive Officer and the founder of Collabra Pharma, Inc., a pharmaceutical development company. From 1989 to March 2000, Mr. Simon held several business development positions at Genentech, Inc., including, most recently, Vice President, Business & Corporate Development. He also currently serves as a director of CoTherix, Inc., Rigel Pharmaceuticals, Inc. and several private companies. Mr. Simon received a bachelor’s degree in Microbiology from the University of Maryland and an M.B.A. in Marketing from Loyola College.
Class III—Directors with Term Continuing until 2007
     Srinivas Akkaraju, M.D., Ph.D. has been our director since May 2002. Dr. Akkaraju is a Partner of JPMorgan Partners, LLC, on the Life Sciences team of the Healthcare Group, and a Managing Director of Panorama Capital. Dr. Akkaraju joined JPMorgan Partners, LLC, in April, 2001. From October 1998 to April 2001, Dr. Akkaraju was in the Business and Corporate Development group at Genentech, Inc. where he served in various capacities, most recently as Senior Manager and project team leader for one of Genentech’s clinical development products. Dr. Akkaraju also currently serves as a director of Seattle Genetics, Inc.; he is also a director for several private biotech companies. Dr. Akkaraju received his undergraduate degrees in Biochemistry and Computer Science from Rice University and his M.D. and Ph.D. in Immunology from Stanford University.
     Robert E. Campbell has been our director since September 2004 and has been Lead Director of the Board since December 2004. Mr. Campbell is a retired executive from Johnson & Johnson after having served as Vice Chairman of the Board of Directors from April 1989 to January 1995 and in various other positions including Vice Chairman of the Executive Committee, Chairman of the Professional Sector and Chief Financial Officer. Mr. Campbell received a B.S. degree from Fordham University and an M.B.A. from Rutgers University. He is also the recipient of honorary doctorate degrees from Fordham University and the University of Medicine and Dentistry of New Jersey. Mr. Campbell is presently the Chairman of the Board of The Cancer Institute of New Jersey and past Chairman and present board member of The Robert Wood Johnson Foundation and Fordham University.

     Geert Cauwenbergh, Ph.D. is our founder and has been our Chairman of the Board and Chief Executive Officer since our inception in September 2001. Prior to joining us, Dr. Cauwenbergh was at Johnson & Johnson Consumer and Personal Care Products Companies from 2000 to 2002 where he served in various capacities, most recently as Vice President of Technology. From 1994 to 2000, Dr. Cauwenbergh was at Johnson & Johnson Consumer Companies Worldwide where he served in various capacities, most recently as Vice President of Research & Development. He received his Ph.D. in Medical Sciences from the Catholic University of Leuven, Faculty of Medicine, Belgium where he also completed his Masters and undergraduate work.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors has appointed Ernst &Young LLP, as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2006, and the stockholders are being asked to ratify that appointment. Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2002, 2003, 2004 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the period ended September 17, 2001 (inception) to December 31, 2001, the years ended December 31, 2002, 2003, 2004 and 2005 and the period from September 17, 2001 (inception) through December 31, 2005, as set forth in their report. We have included our financial statements in our Annual Report on Form 10-K in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
     Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions from stockholders.
     We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider whether to appoint another independent registered public accounting firm before the end of 2006. Even if the appointment is ratified, our Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of us and our stockholders.
Vote Required for Ratification of Independent Registered Public Accounting Firm
     The affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on this proposal. For purposes of this vote, abstentions and broker non-votes will in effect not be counted.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

EXECUTIVE OFFICERS
     The following table identifies our current executive officers:

Name	Age	Position
Geert Cauwenbergh, Ph.D	52	Chairman of the Board, Chief Executive Officer and Director
Alfred Altomari (1)	47	Chief Operating Officer
Albert C. Bristow (2)	36	General Counsel and Secretary
Charles T. Nomides (3)	49	Chief Research and Development Officer
Anne M. VanLent (4)	58	Executive Vice President, Chief Financial Officer and Treasurer

(1) Alfred Altomari was appointed our Chief Operating Officer in February 2006. From August 2003 until February 2006, Mr. Altomari served as our Chief Commercial Officer. Prior to joining us, Mr. Altomari was at affiliates of Johnson & Johnson from 1982 to 2003 where he most recently served as General Manager of the Ortho Neutrogena prescription drug development group. Mr. Altomari also serves as a director of Auxilium Pharmaceuticals, Inc. and Agile Therapeutics, Inc. Mr. Altomari received a bachelor’s degree in Science with a dual major in finance and accounting from Drexel University and received his M.B.A. from Rider University.
(2) Albert C. Bristow has been our General Counsel since October 2003. Mr. Bristow was an attorney with Morgan, Lewis & Bockius LLP, Princeton, New Jersey, from January 2000 until joining us, and an attorney with Archer & Greiner, P.C., Haddonfield, New Jersey, from September 1995 until January 2000. Mr. Bristow received a bachelor’s degree in the Arts from Lafayette College and a J.D. from the University of Pennsylvania.
(3) Charles T. Nomides was appointed our Chief Research and Development Officer in February 2006. From July 2002 until February 2006, Mr. Nomides served as our Chief Operating Officer. Prior to joining us, Mr. Nomides was at Johnson & Johnson Consumer Products Worldwide from 1997 to 2002 where he most recently served as Director of Research and Development in charge of the Ortho Neutrogena prescription drug development group. Mr. Nomides received a bachelor’s degree in Biology from Clarion State University and received graduate training from Temple University and The Milton S. Hershey Medical Center.
(4) Anne M. VanLent has been our Executive Vice President, Chief Financial Officer and Treasurer since May 2002. Prior to joining us, Ms. VanLent served as a principal of the Technology Compass Group, LLC, a healthcare/technology consulting firm, since she founded it in October 2001. From July 1997 to October 2001, she was the Executive Vice President — Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. Ms. VanLent also currently serves as a director of Penwest Pharmaceuticals Co. and Integra Lifesciences Holdings Corp. She received a bachelor’s degree in Physics from Mount Holyoke College and did graduate work in biophysics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 7, 2006 for:
•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	all persons known by us to beneficially own more than 5% of our Common Stock.
     The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 7, 2006 through the exercise of any warrant, stock option or other right. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner (1)	Owned	Owned (1)
Executive Officers and Directors:
Geert Cauwenbergh, Ph.D.(2)	606,112	2.5%
Alfred Altomari (3)	87,898	*
Albert C. Bristow (4)	42,093	*
Charles T. Nomides (5)	117,819	*
Anne M. VanLent (6)	139,879	*
Srinivas Akkaraju, M.D., Ph.D. (7)	2,656,840	11.0%
Robert E. Campbell (8)	37,000	*
Carl W. Ehmann, M.D. (9)	47,250	*
Edward L. Erickson (10)	24,000	*
Peter Ernster (11)	34,000	*
Charles F. Jacey, Jr. (12)	34,300	*
Carol Raphael (13)	24,000	*
Nicholas J. Simon III (14)	1,946,788	8.1%
All current directors and executive officers as a group (13 persons) (15)	5,797,979	24.0%

5% Stockholders:
Johnson & Johnson (16)	3,753,749	15.6%
JPMP Capital Corp. (17)	2,656,840	11.0%
Perseus-Soros BioPharmaceutical Fund, LP (18)	2,324,734	9.6%
MPM BioVentures III-QP, L.P. (14)	1,946,788	8.1%
TL Ventures V L.P. (19)	1,967,671	8.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540. Our calculation of the percentage of shares beneficially owned is based on 24,133,804 shares of our Common Stock outstanding as of April 7, 2006.

(2)	Includes 84,552 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006. Also includes 7,813 shares of restricted Common Stock held by him that we have the right to repurchase in specific situations which shares shall be fully vested as of May 7, 2006, and includes 4,000 shares owned by Dr. Cauwenbergh’s wife, 1,000 shares owned by his daughter and 1,000 shares owned by his son.

(3)	Includes 86,206 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006.

(4)	Includes 41,102 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006.

(5)	Includes 42,819 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006. Also includes 3,516 shares of restricted Common Stock that within 60 days of April 7, 2006 we have the right to repurchase in specific situations, of which 1,172 shares are released from restriction each month.

(6)	Includes 26,278 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006. Also includes 1,825 shares of restricted Common Stock that we have the right to repurchase in specific situations which shares shall be fully vested as of May 1, 2006, and includes 1,000 shares of Common Stock owned by Ms. VanLent’s mother’s irrevocable living trust.

(7)	Srinivas Akkaraju, M.D., Ph.D. is an executive officer of JPMP Capital Corp., the general partner of (i) MFM, the general partner of BHCA and (ii) JPMP Global Investors, L.P., the general partner of each of Global Domestic, Global Cayman, Global Domestic A, Global Cayman II and Selldown. Dr. Akkaraju may, therefore, be deemed to be a beneficial owner of the shares held by BHCA, Global Domestic, Global Domestic A, Global Cayman, Global Cayman II and Selldown, as described in footnote (17) below. However he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(8)	Includes 34,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006 that we have the right to repurchase in specific situations, which consists of a grant for 24,000 of which 6,000 shares are released from restriction annually beginning in September 2005 and a grant for 10,000 which becomes fully vested as of June 20, 2006.

(9)	Includes 45,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006, of which we have the right to repurchase in specific situations, which consists of a grant for 24,000 of which 6,000 shares are released from restriction annually beginning in September 2005, a grant for 10,000 which becomes fully vested as of June 20, 2006.

(10)	Represents 24,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006, of which we have the right to repurchase in specific situations. 6,000 shares will be released from restriction annually beginning in January 2007.

(11)	Represents 34,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006, of which we have the right to repurchase in specific situations which consists of a grant for 14,000 of which 3,500 shares are released from restriction annually beginning in June 2005 and a grant for 10,000 which becomes fully vested as of June 20, 2006.
(12)	Includes 34,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006 that we have the right to repurchase in specific situations, which consists of a grant for 24,000 of which 6,000 shares are released from restriction annually beginning in September 2005 and a grant for 10,000 which becomes fully vested as of June 20, 2006.
(13)	Represents 24,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006 that we have the right to repurchase in specific situations. 6,000 shares will be released from restriction annually beginning in August 2006.
(14)	As reported on an Amended Schedule 13G filed on February 13, 2006, the ownership consists of 1,620,553 shares held by MPM BioVentures III-QP, L.P., 136,957 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG, 108,961 shares held by MPM BioVentures III, L.P., 48,942 shares held by MPM BioVentures III Parallel Fund, L.P. and 31,375 shares held by MPM Asset Management Investors 2003 BVIII LLC. MPM Capital LP and Medical Portfolio Management LLC, its general partner, are direct or indirect parents and/or control persons of MPM BioVentures III LLC, funds managed or advised by them, including the funds listed in this footnote above, and the general partners of such funds, and may be deemed to beneficially hold the securities owned by such entities. Mr. Simon is the general partner of MPM BioVentures III. Although Mr. Simon may be deemed a beneficial owner of the shares held by the MPM BioVentures entities, he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The principal business address of MPM BioVentures III-QP, L.P. is 200 Clarendon Street, 54th Floor, Boston, MA 02116. Mr. Simon’s address is c/o MPM BioVentures III-QP, L.P., 200 Clarendon Street, 54th Floor, Boston, MA 02116.
(15)	Includes 476,207 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 7, 2006.
(16)	As reported on an Amended Schedule 13G filed on February 9, 2006, the ownership consists of 2,641,311 shares held by Janssen Pharmaceutica Products, L.P., 856,028 shares held by Johnson & Johnson Consumer Companies, Inc. and 256,410 shares held by Johnson & Johnson Development Corporation. Johnson & Johnson is the ultimate parent of Janssen Pharmaceutica Products, L.P., Johnson & Johnson Consumer Companies, Inc. and Johnson & Johnson Development Corporation. The principal business address of Johnson & Johnson is 1 Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.
(17)	As reported on an Amended Schedule 13G filed on February 14, 2006, the ownership consists of 1,943,169 shares held by J.P. Morgan Partners (BHCA), L.P. (“BHCA”), 332,807 shares held by J.P. Morgan Partners Global Investors, L.P. (“Global Domestic”), 168,617 shares held by J.P. Morgan Partners Global Investors (Cayman), L.P. (“Global Cayman”), 46,312 shares held by J.P. Morgan Partners Global Investors A, L.P. (“Global Domestic A”), 18,801 shares held by J.P. Morgan Partners Global Investors (Cayman) II, L.P. (“Global Cayman II”), 147,134 shares held by J.P. Morgan Partners Global Investors (Selldown), L.P. (“Selldown”), and 1,093,786 shares held by The Bank of New York, as voting trustee for BHCA and Selldown under that certain Voting Trust Agreement dated as of June 22, 2004. The general partner of BHCA is JPMP Master Fund

Manager, L.P. (“MFM”). The general partner of each of Global Domestic, Global Cayman, Global Domestic A, Global Cayman II and Selldown is JPMP Global Investors, L.P. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., a publicly traded company, is the general partner of each of MFM and JPMP Global Investors, L.P. Each of MFM, JPMP Global Investors, L.P. and JPMP Capital Corp., may be deemed beneficial owners of the shares held by BHCA, Global Domestic, Global Domestic A, Global Cayman, Global Cayman II and Selldown, however, the foregoing shall not be constructed as an admission that such entities are the beneficial owners of the shares held by BHCA, Global Domestic, Global Domestic A, Global Cayman, Global Cayman II and Selldown. The principal business address of JPMP Capital Corp. is 1221 Avenue of the Americas, New York, New York 10020.
(18)	As reported on an Amended Schedule 13G filed on February 14, 2006. The principal business address of Perseus-Soros BioPharmaceutical Fund, LP is 888 Seventh Avenue, 29th Floor, New York, New York 10106.
(19)	Includes 1,934,217 shares held by TL Ventures V L.P. and 33,454 shares held by TL Ventures V Interfund L.P. TL Ventures V LLC is the general partner of TL Ventures V Management L.P., the general partner of TL Ventures V L.P. and the general partner of TL Ventures V Interfund L.P. TL Ventures V LLC’s members are Robert E. Keith, Jr., Gary J. Anderson, Mark J. DeNino and Christopher Moller, each of which may be deemed to have shared voting and dispositive power over the shares held by both TL Ventures V L.P. and TL Ventures V Interfund L.P. TL Ventures V LLC disclaims beneficial ownership of all shares, except to the extent of any indirect pecuniary interest therein. The principal business address of TL Ventures V L.P. is 700 Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.
BOARD STRUCTURE AND COMPENSATION
Board of Directors’ Meetings and Committees
          Our Board has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which operates under a charter that has been approved by the Board. Each of our respective committee charters are posted under Investor Relations, Corporate Governance on our website at www.barriertherapeutics.com. During fiscal year 2005, the Board held eight (8) meetings and acted by unanimous written consent four (4) times, the Audit Committee held eleven (11) meetings, the Compensation Committee held three (3) meetings and acted by unanimous written consent five (5) times, and the Corporate Governance and Nominating Committee held two (2) meeting and acted by unanimous written consent three (3) times. During 2005, each director attended at least 75% of the aggregate number of meetings of the Board and of the Board committee or committees on which they served during the year.
          Audit Committee. The members of our Audit Committee are Peter Ernster, Charles F. Jacey, Jr., and Carol Raphael. Mr. Jacey chairs the committee. Our Audit Committee assists our Board in its oversight of our financial reporting and accounting processes. Management has the primary responsibility for the preparation of financial statements and the reporting processes, including the system of internal controls. Our independent registered public accountants are responsible for auditing our annual financial statements and issuing a report on the financial statements. In this context, the oversight function of our Audit Committee includes:

•	a review of the audits of our financial statements, including the integrity of our financial statements and internal controls over financial reporting;

•	a review of our compliance with legal and regulatory requirements;

•	a review of the performance of our independent registered public accounting firm, including the engagement of the independent registered public accounting firm and the monitoring of the independent registered public accounting firm’s qualifications and independence;

•	the preparation of the report required to be included in our annual proxy statement in accordance with Securities and Exchange Commission rules and regulations; and

•	a review of the quarterly and annual reports filed with the Securities and Exchange Commission.
          Compensation Committee. The members of our Compensation Committee are Robert E. Campbell, Peter Ernster and Nicholas J. Simon III. Mr. Ernster chairs the committee. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:
•	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our executive officers and other employees;

•	establishing compensation arrangements and incentive goals for our executive officers and administering compensation plans;

•	reviewing the performance of our executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate based upon performance;

•	reviewing and monitoring our management development and succession plans and activities; and

•	preparing our report on executive compensation for inclusion in our annual proxy statement in accordance with Securities and Exchange Commission rules and regulations.
          Corporate Governance and Nominating Committee. The members of our Corporate Governance and Nominating Committee are Srinivas Akkaraju, M.D., Ph.D., Carl W. Ehmann, M.D. and Edward L. Erickson. Dr. Ehmann chairs the committee. The purpose of our Corporate Governance and Nominating Committee is to advise our Board regarding its operations. In particular, our Corporate Governance and Nominating Committee assists our Board in its operations by:
•	identifying individuals qualified to serve as directors, recommending to our Board the director nominees for the next annual meeting of stockholders and recommending to our Board individuals to fill vacancies on the Board;

•	recommending to our Board the responsibilities of each Board committee, the structure and operation of each Board committee, and the director nominees for assignment to each

Board committee;

•	overseeing our Board’s annual evaluation of its performance and the performance of other Board committees; and

•	periodically reviewing corporate governance guidelines applicable to us.
Compensation Committee Interlocks and Insider Participation
     None of our executive officers serves as a member of the board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the members of our Compensation Committee has ever been our employee.
Affirmative Determination Regarding Director Independence and
Other Corporate Governance Matters
          We operate within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers and employees and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established or provided the basis for a number of new corporate governance standards and disclosure requirements. In addition, NASDAQ adopted changes to its corporate governance and listing requirements. The Board has also adopted corporate governance guidelines, which are posted under Investor Relations, Corporate Governance on our website at www.barriertherapeutics.com.
          Our Board has determined that the following directors, constituting eight of our nine directors and thus a majority of the Board, are each an “independent director” under applicable National Association of Securities Dealers, or NASD, and SEC rules: Srinivas Akkaraju, M.D., Ph.D., Nicholas J. Simon III, Carol Raphael, Edward L. Erickson, Charles F. Jacey, Jr., Carl W. Ehmann, M.D., Peter Ernster, and Robert E. Campbell. Our Board also has determined that each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee meets the independence requirements applicable to those committees as prescribed by the NASD, the Securities and Exchange Commission, the Internal Revenue Service and the applicable committee charters. Our Board has further determined that Charles F. Jacey, Jr., who chairs the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.
Director Compensation
          Each non-employee, non-investor member of our Board receives certain directors’ fees as follows: $12,000 annual retainer for the lead director, $8,000 annual retainer for each director other than the lead director, $8,000 annual retainer for each committee chair, $2,000 annual retainer for each committee member other than the chair, and $1,500 per meeting of the Board. For fiscal 2005, each of

Carol Raphael, Charles F. Jacey, Jr., Carl W. Ehmann, M.D., Peter Ernster, and Robert E. Campbell were deemed to be non-employee, non-investor members of our Board.
          In addition, each non-employee, non-investor director is granted options to purchase 24,000 shares of Common Stock upon such director’s election to the Board, which are immediately exercisable and vest in four equal annual installments upon completion of each year of service as a Board member over the four year period measured from the date of such grant, and options to purchase 10,000 shares of Common Stock on an annual basis which are immediately exercisable and shall vest in one installment measured from the anniversary of the date of such grant. All such options are granted at the fair market value on the date of the grant. Any unvested shares purchased under such options are subject to repurchase by us upon such director’s cessation of Board service at the lower of the exercise price paid per share and the fair market value per share of Common Stock at the time of repurchase. We are obligated to reimburse the members of the Board who are not employees for all reasonable expenses incurred in connection with their attendance at directors’ meetings. Directors who are also our officers or employees will not receive compensation for their services as directors.
INFORMATION ABOUT EXECUTIVE COMPENSATION
Compensation
          The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the years ended December 31, 2003, 2004 and 2005 awarded to, earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers for the year ended December 31, 2005. We refer to these persons as our named executive officers.
Summary Compensation Table

					Long-Term
					Compensation
					Shares		All Other
	Fiscal	Annual Compensation			Underlying		Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)		($)(1)
Geert Cauwenbergh, Ph.D.	2005	$315,000	$100,000		25,000	(2)	2,151
Chairman of the Board and	2004	$289,583	$108,000		141,000	(3)	448
Chief Executive Officer	2003	$241,298	—		9,000	(4)	270

Alfred Altomari (5)	2005	$243,000	$60,000		20,000	(2)	2,117
Chief Operating Officer	2004	$228,250	$67,250		48,500	(3)	205
	2003	$82,500	—		79,000	(4)	60

Albert C. Bristow (5)	2005	$200,000	$50,000		15,000	(2)	2,096
General Counsel and Secretary	2004	$160,000	$56,000		30,000	(3)	160
	2003	$30,192	$30,000	(6)	36,500	(4)	24

Charles T. Nomides	2005	$236,000	$50,000		10,000	(2)	114
Chief Research and Development	2004	$219,792	$60,500		50,375	(3)	308
Officer	2003	$190,000	—		8,000	(4)	252

Anne M. VanLent	2005	$257,500	$58,000		15,000	(2)	2,124
Executive Vice President and	2004	$242,000	$84,750		20,875	(3)	882
Chief Financial Officer	2003	$221,500	—		9,000	(4)	714

1)	Consists of the payment of premiums for group term life insurance and 401(k) matching contribution.

2)	All such options were earned as a bonus for performance in 2005, but were granted on March 31, 2006 with an exercise price of $9.68 per share and all of which expire on March 31, 2016.

3)	Includes options to purchase 25,000 shares with respect to Dr. Cauwenbergh, options to purchase 15,000 shares with respect to Mr. Altomari, options to purchase 15,000 shares with respect to Mr. Bristow, options to purchase 15,000 shares with respect to Mr. Nomides, and options to purchase 15,000 shares with respect to Ms. VanLent, all of such options were earned as a bonus for performance in 2004, but which were granted on April 1, 2005 with an exercise price of $15.52 per share and all of which expire on April 1, 2015.

4)	Includes options to purchase 9,000 shares with respect to Dr. Cauwenbergh, options to purchase 8,000 shares with respect to Mr. Nomides, options to purchase 9,000 shares with respect to Ms. VanLent, options to purchase 4,000 shares with respect to Mr. Altomari and options to purchase 1,500 shares with respect to Mr. Bristow that were earned as a bonus for performance in 2003 but granted in January 2004. These options have an exercise price of $3.50 per share and expire on January 19, 2014.

5)	Mr. Altomari joined us as our Chief Commercial Officer in August 2003, and Mr. Bristow joined us as our General Counsel and Secretary in October 2003.

6)	Represents the payment of a signing bonus.
Stock Options
          The following table contains information regarding grants of options to purchase shares of our Common Stock to our named executive officers during the year ended December 31, 2005.
          Amounts in the following table represent potential realizable gains that could be achieved for the options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are calculated based on the requirements of the Securities and Exchange Commission and do not represent an estimate or projection of our future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the following table may not necessarily be achieved.

Option Grants in Last Fiscal Year

	Number of	Percentage of				Potential Realizable Value at
	Securities	Total Options				Assumed Annual Rates of
	Underlying	Granted to	Exercise			Stock Price Appreciation for
	Options	Employees in	Price	Expiration		Option Term(1)
Name	Granted	Fiscal Year	($/Share)	Date		5%($)	10%($)
Geert Cauwenbergh, Ph.D	25,000	4.07	15.52	04/1/2015	(2)	(54,077)	143,717

Alfred Altomari	15,000	2.44	15.52	04/1/2015	(2)	(32,446)	86,230

Albert C. Bristow	15,000	2.44	15.52	04/1/2015	(2)	(32,446)	86,230

Charles T. Nomides	15,000	2.44	15.52	04/1/2015	(2)	(32,446)	86,230

Anne M. VanLent	15,000	2.44	15.52	04/1/2015	(2)	(32,446)	86,230

(1)	The dollar amounts under these columns are the result of calculations at rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. The potential realizable values are calculated using the closing price of $8.20 per share of our Common Stock as quoted on the NASDAQ National Market on the last day of the fiscal year, or December 31, 2005, and assuming that the market price appreciates from this price at the indicated rate for the entire term of each option and that each option is exercised and sold on the last day of its term at the assumed appreciated price.

(2)	Options vest 25% on the date of grant, with the balance vesting in three (3) equal annual installments commencing measured from the date of grant.
Option Exercises and Year-End Option Values
          The following table provides information regarding the exercise of stock options during the fiscal year ended December 31, 2005 and the number and value of unexercised options to purchase our Common Stock held as of December 31, 2005 by our named executive officers. As permitted by the rules of the Securities and Exchange Commission, we have calculated the value of the unexercised in-the-money options at fiscal year end on the basis of the closing price of $8.20 per share of our Common Stock as quoted on the NASDAQ National Market on the last day of the fiscal year, or December 30, 2005, less the applicable exercise price multiplied by the number of shares which may be acquired on exercise. We have calculated the value realized of exercised options based on the difference between the per share option exercise price and the fair market value per share of our Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Aggregated Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005(#)		December 31, 2005($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Geert Cauwenbergh, Ph.D	2,970	33,056	56,999	86,971	10,150	27,009

Alfred Altomari	—	—	64,835	62,665	330,520	234,980

Albert C. Bristow	—	—	27,900	35,600	145,421	146,529

Charles T. Nomides	—	—	29,416	35,584	64,029	29,671

Anne M. VanLent	—	—	13,930	20,268	48,809	34,918
Equity Compensation Plan Information
          The following table sets forth certain information as of the end of our fiscal year ended December 31, 2005 with respect to our compensation plans under which equity securities are authorized for issuance.

Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,819,587	$8.32	2,117,913*

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	1,819,587	$8.32	2,117,913

*	Effective as of January 2, 2006, this number reflects an increase of 1,000,000 shares of Common Stock reserved for issuance under our 2004 Stock Incentive Plan (the “Plan”). The Plan contains an evergreen provision which provides for an automatic increase of reserved shares under the Plan each year on the first trading day in January of each calendar year by an amount equal to 5% of the total number of shares of Common Stock outstanding on the last trading day in December, not in excess of 1,000,000 shares.

Employment Agreements
          Each of the following executive officers has entered into an employment agreement with us, each dated as of April 1, 2004 and amended from time to time: Geert Cauwenbergh, Ph.D., as our Chief Executive Officer; Alfred Altomari, as our Chief Operating Officer; Albert C. Bristow, as our General Counsel and Secretary; Charles T. Nomides, as our Chief Research and Development Officer; and Anne M. VanLent, as our Executive Vice President, Chief Financial Officer and Treasurer. Each of the employment agreements provides that the executive’s annual salary is subject to any increases determined by the compensation committee of our Board from time to time. Accordingly, effective April 1, 2006, our compensation committee increased the annual salaries for our executive officers for fiscal 2006 as follows: $325,000 for Dr. Cauwenbergh; $253,000 for Mr. Altomari; $212,000 for Mr. Bristow; $244,000 for Mr. Nomides; and $266,000 for Ms. VanLent. Subsequently on April 13, 2006, our compensation committee increased the annual salary of Mr. Altomari to $275,000, effective May 1, 2006, to reflect the increased responsibilities of Mr. Altomari as a result of his having been appointed as our Chief Operating Officer on February 15, 2006.
          Each of our executive officers also has agreed to certain confidentiality and non-competition provisions in his or her employment agreement. Each of these executives is entitled to participate in all bonus and incentive programs, including our equity compensation programs, with the amount of any such bonus or incentive being determined by the compensation committee. Each of the agreements may be terminated by either us or the executive with or without cause at any time. If the executive terminates his or her agreement for good reason or if we terminate the agreement without cause, the executive is entitled to continuation of his or her base salary for a severance period and immediate vesting, or release of repurchase right, of any restricted stock, option or other equity award to the extent of the vesting that would otherwise have occurred during the severance period. The severance period for Dr. Cauwenbergh is 12 months, for each of Mr. Altomari, Mr. Nomides and Ms. VanLent is 9 months and for Mr. Bristow is 6 months. In addition, if we complete certain specified corporate transactions, such as a merger or a sale of substantially all of our assets, or if more than 50% of our outstanding voting shares are acquired by any person or group, or if the executive dies or becomes disabled, then all shares of restricted stock, options or other equity awards will immediately vest, or be released from our repurchase right.
          In addition, we entered into restricted stock purchase agreements with Dr. Cauwenbergh, Mr. Nomides and Ms. VanLent at the time each first became employed by us. Under the terms of these agreements, we sold 500,000 shares of our Common Stock to Dr. Cauwenbergh, 75,000 shares of our Common Stock to Mr. Nomides and 100,000 shares of our Common Stock to Ms. VanLent. The restricted stock purchase agreements provide that upon the termination of the employment of any of Dr. Cauwenbergh, Mr. Nomides or Ms. VanLent, we have an option to purchase all or any portion of his or her then unvested shares for a per share price of $0.002 from Dr. Cauwenbergh and Mr. Nomides and $0.60 from Ms. VanLent.
          As of April 7, 2006, 7,813 shares of Dr. Cauwenbergh’s 500,000 shares remain subject to our repurchase option with such shares being fully vested as of May 7, 2006, 4,688 shares of Mr. Nomides’ 75,000 shares remain subject to our repurchase option, with 1,172 shares being released each month thereafter, and 1,825 shares of Ms. VanLent’s 100,000 shares remain subject to our repurchase option with such shares being fully vested as of May 1, 2006. If we terminate the employment agreement of any of these three executive officers without cause or if the executive terminates his or her employment for good reason, then the number of shares that would otherwise have been released during the severance period if the executive remained employed by us during this period will be immediately released from our repurchase right under the restricted stock purchase agreement. If Dr. Cauwenbergh, Mr. Nomides or Ms. VanLent dies or becomes disabled, or in the event of a change of control, all shares that remain subject to his or her restricted stock purchase agreement will be released from our repurchase right.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Purchases of Raw Materials, Clinical Supplies and Commercial Supplies
          In July 2004, we entered into an agreement with Janssen Pharmaceutica, NV under which we committed to purchase € 1,000,000 of inventory within the two-year period ending July 2008. We recorded approximately $57,000 in 2005 related to this agreement.
          We expensed approximately $14,000, $21,000 and $1,607,000 for the purchase of raw materials and clinical supplies from a Janssen during 2005, 2004 and 2003, respectively.
Director Compensation
          Please see “Director Compensation” for a discussion of options granted to our non-investor, non-employee directors.
Executive Compensation and Employment Agreements
          Please see “Information about Executive Compensation” for a discussion of additional information on compensation of our executive officers. Information regarding employment and restricted stock agreements with several of our executive officers is set forth under “Information about Executive Compensation—Employment Agreements.”
CODE OF CONDUCT
          Our Board has adopted a Code of Conduct applicable to all of our directors, officers and employees. Violations of the Code of Conduct, including those involving accounting, internal accounting controls or auditing matters may be reported to our General Counsel, who the Board has designated as the compliance officer for the implementation and administration of the Code of Conduct. A copy of the Code of Conduct can be obtained from our Internet web site at www.barriertherapeutics.com without charge.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Compensation Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.
The Compensation Committee is responsible for establishing compensation plans for the Company’s executive officers and other employees and administers the Company’s incentive and equity based plans and programs. The Compensation Committee operates pursuant to a Charter that the Board approved on February 27, 2004, a copy of which is available on the Company’s website.
The Company maintains the philosophy that its compensation program for employees, including executive officers, should be directly and materially linked to the interests of the Company and its stockholders, and is designed to secure, retain and motivate high quality individuals possessing the skills necessary for the development and growth of the Company.
The compensation program consists of base salary, an annual incentive program conditioned on achievement of predetermined objectives payable in cash and incentive stock options, and an initial incentive stock option grant at the time of hire.
Base Salary. The Compensation Committee establishes annual base salary levels based on level of experience, position, responsibility, and competitive data. The Compensation Committee uses information from several sources, including consultants and data contained in third party surveys to identify competitive salary grades and ranges. The Compensation Committee analysis includes consideration of data from companies with similar size (based on market capitalization and revenue size), geography, market, and growth profile.
Cash and Stock Option Based Annual Incentive Program. This program is designed to enhance stockholder value by providing the Company’s eligible employees, including its executive officers, with added incentive to achieve specific annual objectives. The program also provides the Company with a tool to attract, retain, and motivate qualified personnel, allowing the Company to compete with industry peers. The Compensation Committee believes strongly that a combination of targets requiring the achievement of short-term operating goals and longer-term strategic objectives translates directly into increasing the long-term value of the Company’s stock. Under the plan, eligible participants can earn a cash bonus based on a percentage of their base salary, as well as an incentive stock option grant. Generally, these stock options vest partially on the date of grant with the remainder vesting over three (3) years from the date of grant. The incentive bonus opportunities vary by each employee’s level of responsibility, and are dependent on the actual achievement level, as compared to predetermined corporate and individual objectives. For the executive officers, other than the Chief Executive Officer, the target cash bonus is equal to 35% of the officer’s base salary and the target number of stock options is 15,000 shares. For the Chief Executive Officer, the target cash bonus is equal to 50% of base salary and the target number of stock options is 25,000 shares. Awards can exceed targets when quantitative and qualitative targets are exceeded. For 2005, incentive awards were paid based on the achievement of 65% of the Company’s predetermined objectives which primarily related to advancing the Company’s clinical product pipeline and the results of commercial operations.
Under the annual incentive program there is no provision for a mandatory minimum incentive award and the Committee and the Board retain full discretion as to the total amount of cash and options distributed to all employees and the Committee reviewed and approved the annual incentive compensation amounts for the executive officers.
Stock Options. The Compensation Committee encourages all employees to build an ownership position, over time, in the Company’s Common Stock. In addition to the stock options granted under the Company’s annual incentive program described above, each employee is provided with an initial grant of stock options when the employee first joins the Company, with the amount of the grant dependent upon the employee’s salary level. These initial grants are intended to supplement the employee’s base salary and to bring the total compensation to a level that the Company believes is competitive with the amounts paid by the Company’s competitors. These initial grants also have the potential to yield significant returns over time if the Company is successful, thereby serving as an additional motivator for the employee and a retention tool for the Company. The initial grants vest 25% on the first anniversary of the date of grant and thereafter in 36 equal monthly installments.
Other Benefits. The Company also makes available health and welfare benefits, a 401(k) plan and an employee stock purchase plan for executive officers on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other companies of similar size, market, and growth profile.
CEO Compensation. As discussed above, the Company’s compensation program includes base salary, and a cash and stock option based incentive program. Dr. Cauwenbergh participates in the same compensation program applicable to other named executive officers. The Compensation Committee’s objective is to correlate Dr. Cauwenbergh’s remuneration with the Company’s performance and the achievement of predetermined goals. Dr. Cauwenbergh’s base salary is reviewed annually in an effort to maintain market competitiveness, and based on such review increased 9.1% in 2004, 5.0% in 2005 and 3.2% in 2006. Dr. Cauwenbergh’s cash incentive award was paid in April 2006 for fiscal 2005 performance goal results. If the Company had achieved 100% of its stated goals then Dr. Cauwenbergh would have received a cash bonus equal to 50% of his 2005 base salary. However, the Compensation Committee determined that the Company had achieved 65% of the target and, as a result, Dr. Cauwenbergh’s cash bonus award was $100,000, or approximately 31.8% of his 2005 base salary. Dr. Cauwenbergh was also granted incentive stock options to purchase 25,000 shares of Common Stock.
Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to the Company’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate, and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.
SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS
Peter Ernster, Chairman of the Committee
Robert E. Campbell
Nicholas J. Simon III

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Audit Committee is required by the rules of the Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.
The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board approved on February 27, 2004.
As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee this process.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm the overall scope and plans for, and results of, the 2005 audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has discussed with the independent registered public accounting firm their independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2005, and the Attestation Reports of the Company’s Independent Registered Public Accounting Firm, each be included in the Company’s Annual Report on Form 10-K for such fiscal year, for filing with the Commission.
SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS
Charles F. Jacey, Jr., Chairman of the Committee
Peter Ernster
Carol Raphael

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDIT FEES AND ALL
OTHER FEES
     The following table sets forth the aggregate fees billed by Ernst & Young LLP, our independent registered public accounting firm, for audit services rendered in connection with the consolidated financial statements and reports for 2005, 2004 and 2003 and for other services rendered during 2005, 2004 and 2003 on our behalf, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to us (in thousands):

		% of		% of
Fee Category	2005	2005 Total	2004	2004 Total
Audit Fees	$535	93%	$572	95%
Audit Related Fees	-0-	-0-	-0-	-0-

Total Audit Fees	$535	93%	$572	95%
Tax Fees:
Tax Compliance/Preparation	$38	7%	$31	5%

Total Fees	$573	100%	$603	100%
     Audit Fees: Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements, and other professional services rendered in connection with our initial public offering included in our registration statements on Form S-1 filed in April 2004, our follow-on offering included in our registration statements on Form S-1 filed in February 2005 and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation.
     Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.
     Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance and preparation consists of fees billed for professional services related to federal, state and international tax compliance.
     In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has determined that the services other than audit and audit-related provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

COMPARATIVE STOCK PERFORMANCE GRAPH
     The following line graph compares the quarterly change in the cumulative total stockholder return on our Common Stock since our initial public offering with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index for the same period. The graph assumes that $100 was invested in our Common Stock at our initial public offering price of $15 per share, the Nasdaq Composite Index (US) and the Nasdaq Pharmaceutical Index, and that all dividends were reinvested. We did not pay any dividends during the period indicated. Historical stock price performance is not necessarily indicative of future stock price performance.
ASSUMES $100 INVESTED ON APRIL 28, 2004
ASSUMES DIVIDENDS REINVESTED
THROUGH FISCAL YEAR ENDING DECEMBER 31, 2005

	4/28/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05	12/30/05
Barrier Therapeutics, Inc.	$100	$93.40	$81.07	$110.67	$103.27	$52.87	$55.93	$54.67
Nasdaq Composite Index (US)	$100	$102.98	$95.56	$109.60	$100.68	$104.10	$109.07	$111.93
Nasdaq Pharmaceutical Index	$100	$94.77	$90.64	$97.77	$85.86	$89.92	$105.70	$107.67

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, certain of our officers and persons who own more than ten percent of our Common Stock, file reports of ownership of our securities and changes in ownership of our securities with the Securities and Exchange Commission. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all filings required to be made by our Section 16(a) reporting persons during fiscal year 2005 were made on a timely basis.
Directors’ Attendance at Annual Meeting of Stockholders
     It is the policy of the Board that all directors attend the annual meeting of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by such director with the Chairman of the Board. All members of the Board attended the 2005 annual meeting of stockholders, and all members of the Board are expected to attend the 2006 annual meeting of stockholders.
Director Candidates
     The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board.
     In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria contained in the committee’s charter. These criteria include the candidate’s understanding of and experience in the pharmaceutical industry, understanding of and experience in accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. We believe that the backgrounds and qualifications of our directors as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.
     Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission, information about the relationship between the candidate and the recommending stockholder, the consent of the candidate to serve as a director and proof of the number of shares of our Common Stock that the recommending stockholder owns and the length of time the shares have been owned to: Nominating and Corporate Governance Committee, c/o Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540, Attention: Secretary, at least 120 days before the one-year anniversary of the date of mailing of our proxy materials for the prior year’s annual meeting of stockholders. Assuming that appropriate material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. In addition, our bylaws provide certain requirements for advance notification of director nominations by stockholders. In order to be timely, a stockholder notice must be received in writing by our Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.
Stockholder Communications with the Board of Directors
     Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.
     Stockholders who wish to send communications on any topic to our Board as a whole should send such communication to the attention of the Chairman of the Board via U.S. Mail (including courier or expedited delivery service) to Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540 or by facsimile at 609-945-1212.
     Stockholders who wish to send communications on any topic to an individual director in his capacity as a member of the Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540 or by facsimile at 609-945-1212.
Stockholder Proposals to be Presented at the 2007 Annual Meeting
     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the 2007 annual meeting of stockholders (which is expected to be held on or about June 6, 2007) will be included in our proxy statement and related proxy card if it is received by us no later than December 27, 2006 (120 calendar days prior to the anniversary of the mailing date of this Proxy Statement) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.
     Other deadlines apply to the submission of stockholder proposals for the 2007 annual meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to stockholder proposals relating to director nominations, see page 25 of this Proxy Statement. With respect to other stockholder proposals for the 2007 annual meeting, our bylaws provide certain requirements for advance notification by stockholders of business to be conducted at annual meetings but not necessarily included in our proxy statement. In order to be timely, a stockholder notice must be received in writing by our Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement. If a stockholder does not provide timely notice of a proposal, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2007 annual meeting.

Other Matters to be Considered at the Annual Meeting
     The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote upon such matters in accordance with the recommendation of the Board.
Householding of Annual Meeting Materials
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Barrier Therapeutics, Inc., 600 College Road East, Suite 3200, Princeton, New Jersey 08540, or by telephone at 609-945-1200. If you want to receive separate copies of our annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.
By Order of the Board of Directors,

ALBERT C. BRISTOW
Secretary
Princeton, New Jersey
April 28, 2006

BARRIER THERAPEUTICS, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned, revoking all prior proxies, hereby appoints Anne M. VanLent and Geert Cauwenbergh, Ph.D. or either of them acting singly in the absence of the other, each with the power to appoint his or her substitute, the proxy agents of the undersigned to attend the Annual Meeting of Stockholders of Barrier Therapeutics, Inc. (the “Company”) at the Doral Forrestal Conference Center, 100 College Road East, Princeton, New Jersey 08540, on June 21, 2006, at 11:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
BARRIER THERAPEUTICS, INC.
June 21, 2006
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE: ☒
PROPOSAL 1. To elect three Class II directors, the three nominees listed below, to hold office until the Company’s 2009 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

The Board of Directors recommends a vote “FOR” all nominees.

NOMINEES:	Carl W. Ehmann, M.D.	For All Nominees:	Withhold All Nominees:
	Peter Ernster	☐	☐
Carol Raphael

WITHHOLD for the following only: (In the space below, write in the name of the nominee for whom you wish to WITHHOLD) ☐

PROPOSAL 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

The Board of Directors recommends a vote “FOR” Proposal 2.

For: ☐	Withhold: ☐	Abstain: ☐
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted FOR the nominees for election as the Class II directors and FOR the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company. If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of the Company. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the related Proxy Statement.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.
NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or acting in a representative capacity, please give full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT